UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2021 (December 21, 2021)

Douglas Elliman Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41054	87-2176850
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard Miami Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, par value $0.01 per share	DOUG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 8.01 of this Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2021, the Board of Directors (the “Board”) of Douglas Elliman Inc. (“Douglas Elliman”) adopted and approved the 2021 Management Incentive Plan and the 2021 Employee Stock Purchase Plan and on December 24, 2021, the sole stockholder of Douglas Elliman approved the 2021 Management Incentive Plan and the 2021 Employee Stock Purchase Plan, in each case, in the form attached as Exhibit 10.4 and Exhibit 10.5, respectively, to Douglas Elliman’s Registration Statement on Form S-1, filed with the SEC on December 7, 2021 (Reg. No. 333-261523) (the “Form S-1”).

On December 22, 2021, the Board approved a form of restricted stock award agreement under the Douglas Elliman Inc. 2021 Management Incentive Plan, which form of restricted stock award agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

As previously announced, on December 10, 2021, the Board of Directors (the “Vector Board”) of Vector Group Ltd. (“Vector”) approved the distribution to its stockholders of the common stock of Douglas Elliman (such distribution of Douglas Elliman’s common stock, the “Distribution”). The Distribution will take the form of a distribution by Vector of one share of Douglas Elliman common stock, par value $0.01 per share for every two shares of Vector common stock (including Vector common stock underlying outstanding stock option awards and restricted stock awards) held of record at the close of business, New York City time, on December 20, 2021, the record date. The Distribution will become effective and the new shares of Douglas Elliman will be distributed at 11:59 p.m., New York City time, on December 29, 2021 (the “Distribution Date”) to Vector stockholders as of the record date. The completion of the Distribution is subject to, among other things, the receipt of a tax opinion from counsel to Vector. The Vector Board has reserved the right to modify or abandon the Distribution at any time prior to the Distribution Date. Douglas Elliman expects the conditions to the Distribution to be satisfied on or before the Distribution Date.

On December 21, 2021, Douglas Elliman and Vector and certain of its subsidiaries entered into a number of agreements for the purposes of implementing the Distribution, governing the ongoing relationship between Douglas Elliman and Vector after the Distribution and to provide for an orderly transition. The principal agreements are described below and attached as Exhibits 2.1, 2.2, 10.2 and 10.3 to this Current Report on Form 8-K:

•

A distribution agreement, under which Vector will distribute all of Douglas Elliman’s outstanding common stock to holders of Vector common stock (including Vector common stock underlying outstanding stock option awards and restricted stock awards), which was subsequently amended and restated as of December 28, 2021;

•

An employee matters agreement that allocates assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related matters upon completion of the Distribution;

•	A transition services agreement, under which each party agrees to provide certain corporate and other services to the other party in exchange for an arms’ length fee;

•

A tax disaffiliation agreement that governs Douglas Elliman and Vector’s respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters; and

•

Aircraft lease agreements, pursuant to which Douglas Elliman will have the right to lease on a flight-by-flight basis certain aircraft owned by Vector’s subsidiaries, a form of which is attached as Exhibit 10.7 to the Form S-1.

For more information regarding the agreements entered into in connection with the Distribution, please refer to the Form S-1, which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 16, 2021. The foregoing descriptions are qualified in their entirety by reference to the agreements filed as Exhibits to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Distribution Agreement, originally dated as of December 21, 2021 and amended and restated as of December 28, 2021, between Vector Group Ltd. and Douglas Elliman Inc.

2.2	Employee Matters Agreement, dated as of December 21, 2021 between Vector Group Ltd. and Douglas Elliman Inc.

10.1	Form of Restricted Stock Award Agreement under Douglas Elliman Inc. 2021 Management Incentive Plan

10.2	Transition Services Agreement, dated as of December 21, 2021 between Vector Group Ltd. and Douglas Elliman Inc.

10.3	Tax Disaffiliation Agreement, dated as of December 21, 2021 between Vector Group Ltd. and Douglas Elliman Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS ELLIMAN INC.

Date: December 28, 2021	By:	/s/ J. Bryant Kirkland III
	Name:	J. Bryant Kirkland III
	Title:	Senior Vice President, Treasurer and Chief Financial Officer